POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, SCOTT A. KING, do hereby make constitute and appoint JEFFREY S. GORMAN and JAMES C. KERR and BRIGETTE A. BURNELL, or any of them, my true and lawful Attorneys-In-Fact, for me and in my name, place and stead, to do any and all acts on my behalf in order to prepare, execute and file
(i) Forms 3, 4 or 5 (including any amendments thereto) with respect to securities of The Gorman-Rupp Company (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder (the "Exchange Act"), (ii) Schedules 13D or 13G (including any amendments thereto) which may be required to be filed in accordance with Sections 13(d) and 13(g) of the Exchange Act and (iii) a Form ID and any other forms necessary to obtain or renew Securities and Exchange Commission ("SEC") access codes, including but not limited to a CIK, a CCC, a Password, a Password Modification Authorization Code, and a Passphrase, as a result of my ownership of or transactions in securities of or position with the Company. The authority granted by this Power of Attorney includes, but is not limited to, preparing, signing and filing any such Form ID, 3, 4 or 5, or
Schedule 13D or 13G, with the SEC and/or any stock exchange or other appropriate authority and any and all acts done in furtherance thereof.
Further, I hereby grant to each of the aforementioned Attorneys-In-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to the same extent as I could do personally, with full power of substitution or revocation, and I hereby ratify and confirm all that such Attorneys-In-Fact, or his or her or their substitute or substitutes shall do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I further acknowledge that each of the aforementioned Attorneys-In-Fact is serving in such capacity at my request and are not assuming any of my responsibility to comply with Section 16(a) and Sections 13(d) and 13(g) of the Exchange Act. I agree that each such Attorney-In-Fact may rely entirely on information furnished orally or in writing by me to each such Attorney-In-Fact.
This Power of Attorney shall be effective so long as I am a director or officer of the Company and for so long thereafter as I shall have any obligation to file Forms 3, 4 or 5, or Schedules 13D or 13G with respect to securities of the Company with the SEC and/or any stock exchange or other appropriate authority, unless earlier revoked by me in a signed writing delivered to the aforementioned Attorneys-In-Fact at The Gorman-Rupp Company, 600 South Airport Road, Mansfield, Ohio 44903. The powers granted hereunder are durable and shall not be effected by any legal disability which I might incur.
IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed this 3rd day of April, 2017.
WITNESSES:
/s/Angie Morehead
/s/David J. Daniels Jr.
						/s/Scott A. King
STATE OF OHIO	       	)
COUNTY OF RICHLAND	)

Sworn to before me and subscribed in my presence this 3rd day of April, 2017.

    	/s/Sherri M. Massie
    	Notary Public